BancFirst Corporation Reports Third Quarter Earnings

OKLAHOMA CITY, Oct. 20, 2016 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $18.0 million, or $1.13 diluted earnings per share, for the third quarter of 2016 compared to net income of $15.6 million, or $0.98 diluted earnings per share, for the third quarter of 2015. Net income for the nine months ended September 30, 2016 was $52.1 million, or $3.28 per share, compared to $50.4 million, or $3.18 per share, for the first nine months of 2015.

The Company's net interest income for the third quarter of 2016 increased to $51.4 million compared to $46.9 million for the third quarter of 2015. The net interest margin for the quarter was 3.27% compared to 3.12% a year ago. Internal loan growth, acquired loans from our October 2015 acquisition and the increase in Fed Fund rate of 25 basis points during the 4th quarter of 2015 contributed to the higher net interest income and margin in 2016. The provision for loan losses for the third quarter of 2016 increased to $2.9 million compared to $1.4 million a year ago. The increase in the provision was largely due to a small number of commercial loan downgrades. Net charge-offs for the quarter were 0.03% of average loans, compared to 0.08% for the third quarter of 2015. Noninterest income for the quarter totaled $27.9 million, compared to $25.3 million last year. Noninterest expense for the quarter totaled $49.2 million compared to $46.4 million last year, as a result of salary increases and our acquisition in the fourth quarter of 2015. The Company's effective tax rate was 33.9% compared to 36.0% for the third quarter of 2015.

At September 30, 2016, the Company's total assets were $6.8 billion, largely unchanged from December 31, 2015. Securities decreased $79.2 million to a total of $473.7 million primarily due to maturities within the portfolio. Loans totaled $4.3 billion, down $19.6 million from June 30, 2016 and up $71.7 million from December 31, 2015. Deposits totaled $6.0 billion, virtually unchanged from the June 30, 2016 and December 31, 2015 totals. The Company's total stockholders' equity was $693.7 million, an increase of $38.2 million, or 5.8%, over December 31, 2015.

Asset quality remained solid during the third quarter of 2016. Nonperforming and restructured assets were 0.58% of total assets at September 30, 2016 compared to 0.83% at December 31, 2015. The decrease in nonperforming and restructured assets was largely due to one relationship that was removed from a troubled debt restructuring status due to sustained improvement in financial condition, performance, and the commercially reasonable nature of its structure. Sales of other real estate owned also contributed to the decrease in nonperforming assets. The allowance to total loans was 1.11% compared to 0.98% at year-end 2015. The allowance to nonperforming and restructured loans was 138.3% compared to 88.5% at year-end 2015.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 100 banking locations serving 53 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

	BancFirst Corporation
	Summary Financial Information
	(Dollars in thousands, except per share and share data - Unaudited)

	2016	2016	2016	2015	2015
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Condensed Income Statements:
Net interest income	$ 51,431	$ 50,868	$ 49,976	$ 50,075	$ 46,876
Provision for loan losses	2,940	2,804	4,103	3,646	1,424
Non-interest income:
Trust revenue	2,685	2,602	2,465	2,254	2,295
Service charges on deposits	16,033	15,485	14,710	15,077	14,910
Securities transactions	(146)	(65)	100	2,148	-
Income from sales of loans	863	695	562	434	545
Insurance commissions	4,372	3,255	4,135	3,176	4,427
Cash management	2,853	2,732	2,318	1,899	1,906
Other	1,267	1,353	1,327	1,485	1,241
Total noninterest income	27,927	26,057	25,617	26,473	25,324

Non-interest expense:
Salaries and employee benefits	30,591	30,008	29,357	28,938	28,746
Occupancy expense, net	3,217	3,071	2,827	2,926	3,051
Depreciation	2,556	2,567	2,530	2,565	2,488
Amortization of intangible assets	560	580	581	602	444
Data processing services	1,178	1,174	1,215	1,151	1,132
Net expense (income) from other real estate owned	162	35	(1,141)	143	51
Marketing and business promotion	1,779	1,624	1,855	2,266	1,640
Deposit insurance	641	855	839	876	820
Other	8,520	7,806	8,228	9,544	7,980
Total noninterest expense	49,204	47,720	46,291	49,011	46,352
Income before income taxes	27,214	26,401	25,199	23,891	24,424
Income tax expense	9,232	8,908	8,620	8,163	8,794
Net income	$ 17,982	$ 17,493	$ 16,579	$ 15,728	$ 15,630
Per Common Share Data:
Net income-basic	$ 1.15	$ 1.12	$ 1.07	$ 1.00	$ 1.01
Net income-diluted	1.13	1.10	1.05	0.99	0.98
Cash dividends declared	0.38	0.36	0.36	0.36	0.36
Common shares outstanding	15,695,083	15,560,271	15,527,804	15,597,446	15,591,530
Average common shares outstanding -
Basic	15,631,094	15,549,811	15,534,416	15,609,599	15,581,593
Diluted	15,922,209	15,842,485	15,816,371	15,923,924	15,906,124
Performance Ratios:
Return on average assets	1.06%	1.04%	1.00%	0.94%	0.97%
Return on average equity	10.35	10.42	10.05	9.51	9.64
Net interest margin	3.27	3.28	3.25	3.23	3.12
Efficiency ratio	62.00	62.03	61.24	64.03	64.20

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Nine months ended September 30,
	2016	2015
Condensed Income Statements:
Net interest income	$ 152,275	$ 138,717
Provision for loan losses	9,847	4,029
Non-interest income:
Trust revenue	7,752	6,837
Service charges on deposits	46,228	42,574
Securities transactions	(111)	7,121
Income from sales of loans	2,120	1,534
Insurance commissions	11,762	11,615
Cash management	7,903	5,611
Other	3,947	4,043
Total noninterest income	79,601	79,335

Non-interest expense:
Salaries and employee benefits	89,956	84,145
Occupancy expense, net	9,115	8,586
Depreciation	7,653	7,401
Amortization of intangible assets	1,721	1,333
Data processing services	3,567	3,428
Net (income) expense from other real estate owned	(944)	181
Marketing and business promotion	5,258	4,720
Deposit insurance	2,335	2,482
Other	24,554	24,428
Total noninterest expense	143,215	136,704
Income before income taxes	78,814	77,319
Income tax expense	26,760	26,877
Net income	$ 52,054	$ 50,442
Per Common Share Data:
Net income-basic	$ 3.34	$ 3.25
Net income-diluted	3.28	3.18
Cash dividends declared	1.10	1.04
Common shares outstanding	15,695,083	15,591,530
Average common shares outstanding -
Basic	15,571,990	15,542,027
Diluted	15,862,780	15,871,991
Performance Ratios:
Return on average assets	1.03%	1.04%
Return on average stockholders' equity	10.27	10.68
Net interest margin	3.27	3.09
Efficiency ratio	61.76	62.69

	BancFirst Corporation
	Summary Financial Information
	(Dollars in thousands, except per share and share data - Unaudited)

	2016	2016	2016	2015	2015
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data:

Total assets	$ 6,783,537	$ 6,683,376	$ 6,740,938	$ 6,692,829	$ 6,406,096
Interest-bearing deposits with banks	1,532,095	1,373,923	1,498,356	1,394,813	1,491,873
Securities	473,738	419,238	497,986	552,949	507,858
Total loans	4,317,512	4,337,063	4,282,738	4,245,773	3,972,075
Allowance for loan losses	(48,061)	(46,566)	(44,571)	(41,666)	(40,970)
Deposits	6,024,949	5,943,982	6,010,872	5,973,358	5,698,591
Stockholders' equity	693,731	676,830	662,661	655,510	646,061
Book value per common share	44.20	43.50	42.68	42.03	41.44
Tangible book value per common share	39.87	39.09	38.22	37.56	37.99
Balance Sheet Ratios:
Average loans to deposits	71.77%	71.74%	71.28%	69.62%	67.88%
Average earning assets to total assets	93.16	93.05	92.88	92.84	93.15
Average stockholders' equity to average assets	10.22	10.02	9.92	9.84	10.02
Asset Quality Data:
Past due loans	$ 1,906	$ 2,695	$ 1,099	$ 1,841	$ 2,061
Nonaccrual loans	31,014	30,063	31,040	30,096	30,321
Restructured loans	1,842	1,974	533	15,143	15,386
Total nonperforming and restructured loans	34,762	34,732	32,672	47,080	47,768
Other real estate owned and repossessed assets	4,339	4,469	4,245	8,214	7,863
Total nonperforming and restructured assets	39,101	39,201	36,917	55,294	55,631
Nonperforming and restructured loans to total loans	0.81%	0.80%	0.76%	1.11%	1.21%
Nonperforming and restructured assets to total assets	0.58	0.59	0.55	0.83	0.87
Allowance to total loans	1.11	1.07	1.04	0.98	1.03
Allowance to nonperforming and restructured loans	138.26	134.07	136.42	88.50	85.77
Net charge-offs to average loans	0.03	0.02	0.03	0.07	0.08

	BancFirst Corporation
	Consolidated Average Balance Sheets
	And Interest Margin Analysis
	Taxable Equivalent Basis
	(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016			September 30, 2016
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 4,300,400	$ 51,817	4.78%	$ 4,279,894	$ 153,362	4.77%
Securities – taxable	407,434	1,242	1.21	451,824	3,913	1.15
Securities – tax exempt	38,021	383	4.00	40,515	1,148	3.77
Interest bearing deposits with banks	1,535,048	1,968	0.51	1,471,623	5,622	0.51
Total earning assets	6,280,903	55,410	3.50	6,243,856	164,045	3.50

Nonearning assets:
Cash and due from banks	171,762			175,738
Interest receivable and other assets	335,855			336,188
Allowance for loan losses	(46,400)			(44,180)
Total nonearning assets	461,217			467,746
Total assets	$ 6,742,120			$ 6,711,602

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Transaction deposits	$ 777,284	$ 202	0.10%	$ 785,496	$ 609	0.10%
Savings deposits	2,079,991	1,729	0.33	2,082,417	5,112	0.33
Time deposits	701,760	1,218	0.69	710,566	3,600	0.67
Short-term borrowings	1,979	2	0.36	1,657	5	0.36
Junior subordinated debentures	31,959	524	6.51	31,959	1,569	6.54
Total interest bearing liabilities	3,592,973	3,675	0.41	3,612,095	10,895	0.40

Interest free funds:
Noninterest bearing deposits	2,433,136			2,399,275
Interest payable and other liabilities	26,660			25,232
Stockholders' equity	689,351			675,000
Total interest free funds	3,149,147			3,099,507
Total liabilities and stockholders' equity	$ 6,742,120			$ 6,711,602
Net interest income		$ 51,735			$ 153,150
Net interest spread			3.09%			3.10%
Effect of interest free funds			0.18%			0.17%
Net interest margin			3.27%			3.27%

CONTACT: Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or David Rainbolt, Chief Executive Officer at (405) 270-1002.